Exhibit 3 (ii)

As amended through
July 29, 2004

BY-LAWS
-of-
ARROW ELECTRONICS, INC.
(herein called the “Corporation”)

ARTICLE I

Shareholders

     Section 1.01. Annual Meeting. The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before it shall be held on such date in the month of April, May or June in each calendar year, and at such time and place, as shall be fixed by the Board of Directors and stated in the notice or waiver of notice of the meeting.

     Section 1.02. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by the Chairman of the Board or by resolution of the Board of Directors. Special meetings of shareholders shall be held at such place as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting. At any special meeting of the shareholders only such business may be transacted which is related to the purpose or purposes stated in the notice or waiver of notice of the meeting.

     Section 1.03. Notice of Meetings of Shareholders. Whenever shareholders are required or permitted to take any action at a meeting, written notice shall be given stating the

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place, date and hour of the meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders may be written or electronic. Notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting, provided, however, that such notice may be given by third class mail not less than twenty-four nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at the shareholder’s address as it appears on the record of shareholders, or, if the shareholder shall have filed with the Secretary of the Corporation a written request that notice to such shareholder be mailed to some other address, then directed to such shareholder at such other address. If transmitted electronically, such notice is given when directed to the shareholder’s electronic mail address as supplied by the shareholder to the Secretary of the Corporation or as otherwise directed pursuant to the shareholder’s authorization or instructions.

     When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the

Exhibit 3 (ii)

adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under this Section.

     Section 1.04. Waivers of Notice. Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. Waiver of notice may be written or electronic. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

     Section 1.05. Quorum. Presence in person or by proxy of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business.

     When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

     The shareholders present may adjourn the meeting despite the absence of a quorum and at any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

     Section 1.06. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action; the Board of Directors may fix, in advance, a date as the record date for any

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such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

     When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.

     Section 1.07. List of Shareholders at Meetings. A list of shareholders as of the record date, certified by the Corporation officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear form such list of shareholders entitled to vote thereat may vote at such meeting.

     Section 1.08. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for such shareholder by proxy.

     Section 1.09. Inspectors of Election. The Board of Directors, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the

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person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

     The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

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     Section 1.10. Voting. Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in such shareholder’s name on the record of shareholders, except as otherwise expressly provided in the Certificate of Incorporation of the Corporation.

     Directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law or by the Certificate of Incorporation of the Corporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

     Section 1.11. Organization of Shareholders Meetings. At each meeting of shareholders, the Chairman of the Board or, in his absence, the President or a Vice President shall act as Chairman of the meeting. The Secretary, or in the Secretary’s absence, any person appointed by the Chairman of the meeting as the Secretary thereof, shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the shareholders shall be as determined by the Chairman of the meeting.

     SECTION 1.12. Notice of Shareholder Nominations and Business.

     (a) Annual Meetings of Shareholders.

             (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an

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annual meeting of the shareholders (A) by or at the direction of the Board of Directors or (B) by any shareholder of the Corporation who is entitled to vote at the meeting with respect to the election of directors or the business to be proposed by such shareholder, as the case may be, who complies with the notice procedures set forth in clauses (2) and (3) of Paragraph (a) of this Section 1.12 and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation as provided in this Section.

             (2) For nominations or other business to be properly brought by a shareholder before an annual meeting pursuant to clause (B) of Paragraph (a)(1) of this Section, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for shareholder action under the Business Corporation Law. To be timely, a shareholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the

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event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for

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conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

             (3) Notwithstanding anything to the contrary in the second sentence of Paragraph (a)(2) of this Section 1.12, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty (80) days prior to the first anniversary of the preceding annual meeting, a shareholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the

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principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

               (b) Special Meetings of Shareholders.

Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (i) by or at the direction of the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the entire Board, or (ii) by any shareholder of the Corporation who is entitled to vote at the meeting with respect to the election of directors, who complies with the notice procedures set forth in this Paragraph and who is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation as provided in this Section. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder’s notice as required by Paragraph (a)(2) of this Section 1.12, shall have been delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the

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later of (i) the sixtieth (60th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (c) General.

             (1) Only persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12.

             (2) Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.12 and, if any proposed nomination or business is not in compliance with this Section 1.12, to declare that such defective nomination or proposal shall be disregarded.

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             (3) For purposes of this Section 1.12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

             (4) Notwithstanding the foregoing provisions of this Section 1.12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy materials with respect to a meeting of shareholders pursuant to Rule 14a-8 under Exchange Act.

Exhibit 3 (ii)

ARTICLE II

Directors

     Section 2.01. Number and Powers. The business of the Corporation shall be managed by its Board of Directors, each of whom shall be at least twenty-one years of age. The number of directors which shall constitute the entire Board of Directors shall not be less than three. Subject to such limitation, the number of directors may be fixed and from time to time increased or decreased by action of a majority of the entire Board of Directors or by the shareholders, but no decrease shall shorten the term of any incumbent director. If not otherwise fixed by the Board of Directors or shareholders, the number of directors shall be three.

     Section 2.02. Election and Term. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Unless a particular directorship shall theretofore be vacated by resignation, death, removal, or otherwise, each director shall hold office until the next annual meeting of shareholders, and until such director’s successor has been elected and qualified.

     Section 2.03. Resignations. Any director of the Corporation may resign at any time by giving notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the addressee; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

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     Section 2.04. Removal of Directors. Any or all of the directors may be removed with or without cause by vote of the shareholders at a duly called meeting.

     Section 2.05. Vacancies. Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less then a quorum. Each director so elected shall hold office for the unexpired term of his predecessor, or if such director was elected to fill a newly created directorship, such director shall serve until the next annual meeting of the shareholders and until such director’s successor shall have been duly elected and qualified.

     Section 2.06. Quorum and Voting. One-third of the entire Board of Directors, but not less than two directors, shall constitute a quorum for the transaction of business or of any specified item of business. Except as otherwise provided by statue, the Certificate of Incorporation, or these By-laws, the vote of a majority of the directors present at a meeting at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors.

     A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of the directors to another time and place. Notice of any adjournment need not be given if such time and place are announced at the meeting.

     Section 2.07. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be fixed by the Board of Directors and no notice thereof shall be necessary. The annual meeting of the

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Board of Directors may be held without notice immediately after the annual meeting of the shareholders.

     Section 2.08. Special Meetings. Special meetings shall be called at any time only by the Chairman of the Board or by a majority of the Board of Directors then in office. Special meetings shall be held at such place as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

     Section 2.09. Notice of Meetings. Unless waived, notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) stating the time and place of the meeting, shall be given to each director by delivered letter, by telegram or telex or by personal communication either over the telephone or otherwise, in each such case not later than the first day prior to the meeting, or by mailed letter deposited in the United States mail with postage thereon prepaid not later than the seventh day prior to the meeting. Notice of meetings of the Board of Directors and waivers thereof need not state the purpose or purposes of the meeting.

     Notice of any meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

     Section 2.10. Organization of Meetings of the Board. At each meeting of the Board of Directors, the Chairman of the Board, or in the Chairman of the Board’s absence another director chosen by a majority of the directors present, shall act as Chairman of the meeting. The Secretary or, in the

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Secretary’s absence, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board of Directors shall be as determined by the Chairman of the meeting.

     Section 2.11. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Corporate Governance Committee and other committees, each consisting of one or more directors (or such greater number as may be required by applicable law, regulations or rule), and each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors, except that no such committee shall have authority as to the following matters:

(a)	The submission to shareholders of any action that needs shareholders’ authorization under the Business Corporation Law.

(b)	The filling of vacancies in the Board of Directors or in any committee.

(c)	The fixing of compensation of the directors for serving on the Board of Directors or on any committee.

(d)	The amendment or repeal of the By-laws, or the adoption of new By-laws.

(e)	The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

     The Board of Directors may designate one or more directors as alternate members of any such committee, who may

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replace any absent members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors.

     Regular meetings of any such committee shall be held at such time and place as shall from time to time be fixed by such committee and no notice thereof shall be necessary. Special meetings may be called at any time by any member of such committee or by the Board of Directors. Notice of each special meeting of each such committee shall be given (or waived) in the same manner as notice of a meeting of the Board of Directors. A majority of the members of any such committee shall constitute a quorum for the transaction of business and the act of a majority of the members present at the time of the vote, if a quorum is present at such time, shall be the act of the committee.

     Section 2.12. Action Without Meeting. To the extent permitted by law, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action.

     Section 2.13. Telephonic Meetings. To the extent permitted by law, any meeting of the Board of Directors or any committee thereof may be held by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE III

Exhibit 3 (ii)

Officers

     Section 3.01. Election or Appointment; Number. The officers of the Corporation shall be elected or appointed by the Board of Directors. The officers shall be a President, one or more Executive Vice-Presidents, Senior Vice Presidents and/or Vice-Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time determine. Any person may hold two or more offices at the same, except the offices of President and Secretary. Any officer may, but no officer need, be chosen from among the Board of Directors.

     Section 3.02. Term. All officers shall be elected or appointed to hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and each officer shall hold office for the term for which such officer is elected or appointed and until such officer’s successor has been elected or appointed and qualified, but the Board of Directors may remove any officer with or without cause at any time.

     Section 3.03. Authority. The officers shall have the authority, perform the duties and exercise the powers in management of the Corporation usually incident to the offices held by them, respectively, and/or such other authority, duties, and powers as may be assigned to them from time to time by that Board of Directors.

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ARTICLE IV

Capital Stock

     Section 4.01. Stock Certificates. The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board or the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employees. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she was such officer at the date of issue.

     Section 4.02. Transfer of Shares. The shares of the Corporation may be transferred only by the holder in person or by the holder’s attorney upon surrender for cancellation of certificates for the shares, with an assignment or power of transfer endorsed therefor or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

     Section 4.03. Lost or Destroyed Certificates. No certificate for shares shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen except on production of such evidence of loss, destruction, or theft and on delivery to the Corporation, if the Board of

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Directors shall so require, of a bond of indemnity in such amount and upon such terms and secured by such surety as the Board of Directors may in its discretion require.

     Section 4.04. Transfer Agent and Registrar. The Board of Directors, to the extent permitted by law, shall have power and authority to make all rules and regulations, as it may deem expedient, concerning the issue, transfer and registration of share certificates. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

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ARTICLE V

Miscellaneous

     Section 5.01. Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation and the year and state of its organization.

     Section 5.02. Checks. All checks or demands for money shall be signed by such person or persons as the Board of Directors may from time to time determine.

     Section 5.03. Fiscal Year. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall begin the first day of January in each year, and shall end on the thirty-first day of December of such year.

     Section 5.04. Entire Board. As used in these By-laws, the term “entire Board” means the total number of directors which the Corporation would have if there were no vacancies.

     Section 5.05. Amendment of By-laws. The By-laws of the Corporation may be amended, repealed or adopted by the Board of Directors or by vote of the holders of the shares at the time entitled to vote in the election of any directors, except that any amendment by the Board of Directors changing the numbers of directors shall require the vote of a majority of the entire Board and except that any By-law adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon as provided in the Business Corporation Law of the State of New York (the “Business Corporation Law”).

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ARTICLE VI

Indemnification

     Section 6.01. Indemnification of Directors and Officers. The Corporation shall indemnify any person who is or was a director or officer of the Corporation and who is made, or threatened to be made, a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor and an action by any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving or has served in any capacity at the request of the Corporation, by reason of the fact that such person, such person’s testator or intestate, is or was a director or officer of the Corporation, or is or was serving such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity against all loss and expense including, without limiting the generality of the foregoing, judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees and disbursements actually and necessarily incurred as a result of such action or proceeding, or any appeal therein; provided, however, that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that such person’s acts were committed in bad faith or were the result of active and deliberate dishonestly and were material to the cause of action so adjudicated, or that such person

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personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     In any case in which a director or officer of the Corporation (or a representative of the estate of such director or officer) requests indemnification, upon such person’s request the Board of Directors shall meet within one month thereof to determine whether such person is eligible for indemnification in accordance with the standard set forth above. Such determination shall be made:

(a) by the Board of Directors acting by a quorum consisting of directors who are not parties to the action or proceeding in respect of which indemnification is sought; or

(b) if such quorum is unobtainable or if directed by such quorum, then by either (i) the Board of Directors upon the option in writing of independent legal counsel that indemnification is proper in the circumstances because such person is eligible for indemnification in accordance with the standard set forth above, or (ii) by the shareholders upon a finding that such person is eligible for indemnification in accordance with the standard set forth above. Notwithstanding the foregoing, a determination of eligibility for indemnification may be made in any manner permitted by law.

     The Corporation shall advance defense expenses incurred by any person who is made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether by or in the right of the Corporation or otherwise, by reason of the fact that such person, such person’s testator or intestate, is or was a

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director or officer of the Corporation, or is serving or has served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation while such person is or was such a director or officer, upon request of such person and receipt of an undertaking by such person or on such person’s behalf to repay amounts advanced if it is ultimately determined that such person was not eligible for indemnification in accordance with the standard set forth above.

     The foregoing provisions of this Section shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves in such capacity at any time while this Section 6.01 and the relevant provisions of the Business Corporation Law are in effect, and any repeal or modification of this Section or such provisions of the Business Corporation Law shall not affect any rights or obligations existing prior to such modification or repeal with respect to any action or proceeding theretofore or thereafter brought; provided, however, that the right of indemnification provided in this Section shall not be deemed exclusive of any other rights to which any director or officer of the Corporation may now be or hereafter become entitled apart from this Section, under any applicable law including the Business Corporation Law. Notwithstanding the foregoing, the Corporation shall enter into such additional contracts providing or indemnification and advancement of expenses with officers, directors, employees, and agents of the Corporation or its subsidiaries and affiliates as the Board of Directors shall authorize, provided that the terms of any such contract shall be not inconsistent with the provisions of this Section, and provided further that the

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Corporation shall provide notice of such contracts in accordance with the following paragraph.

     If any action with respect to indemnification of directors and officers is taken by way of amendment to these by-laws, resolution of the Board of Directors, or by agreement, then the Corporation shall give such notice to the shareholders as is required by law.